Exhibit 99.2

TIER REIT Announces Fourth Quarter &
Full Year 2018 Financial Results

Net Loss for Fourth Quarter 2018 of $(0.52) per diluted common share
FFO, Excluding Certain Items, for Fourth Quarter 2018 of $0.42 per diluted common share

Net Loss for Full Year 2018 of $(0.10) per diluted common share
FFO, Excluding Certain Items, for Full Year 2018 of $1.61 per diluted common share

Domain 10 development approximately 60% leased

2019 outlook provided

Dallas, Texas - February 11, 2019 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter & Full Year 2018 Highlights

•	Recognized a net loss of $(0.52) per diluted common share for the fourth quarter and a net loss of $(0.10) per diluted common share for the full year 2018

•
Reported Nareit-defined Funds from Operations (FFO) attributable to common stockholders of $0.37 per diluted common share for the fourth quarter and $1.94 per diluted common share for the full year 2018

•	Reported FFO, Excluding Certain Items, attributable to common stockholders of $0.42 per diluted common share for the fourth quarter and $1.61 per diluted common share for the full year 2018

“We are pleased to report our fourth quarter and full year results,” stated Scott Fordham, Chief Executive Officer of TIER REIT. “We delivered our Domain 11 and Third + Shoal developments to tenants for build out last year, with both projects nearly 100% leased. We also commenced development of Domain 10, which is approximately 60% leased, including 145,000 square feet leased to an expanding Fortune 100 Domain tenant. With tenant demand for space within The Domain remaining strong, including a current pipeline of over 500,000 square feet of prospective tenants, we believe we have the opportunity to create additional value through development in 2019, with our Domain 9 development representing our next near-term project.”
“As a result of significant capital looking for high-quality properties in Austin,” continued Mr. Fordham, “our Third + Shoal joint venture has begun marketing the property for sale this week, potentially allowing us to capitalize on the value created.”

Fourth Quarter & Full Year Financial Results
For the fourth quarter of 2018, net loss attributable to common stockholders was $(27.8 million), or $(0.52) per diluted common share, as compared to a net loss attributable to common stockholders of $(9.9 million), or $(0.21) per diluted common share, for the fourth quarter of 2017. For the full year 2018, net loss attributable to common stockholders was $(5.0 million), or $(0.10) per diluted common share, as compared to net income attributable to common stockholders of $84.3 million, or $1.75 per diluted common share, for 2017.

For the fourth quarter of 2018, Nareit-defined FFO attributable to common stockholders was $20.1 million, or $0.37 per diluted common share, as compared to $19.0 million, or $0.39 per diluted common share, for the fourth quarter of

2017. For the full year 2018, Nareit-defined FFO attributable to common stockholders was $99.4 million, or $1.94 per diluted common share, as compared to $71.9 million, or $1.50 per diluted common share, for 2017.

For the fourth quarter of 2018, FFO attributable to common stockholders, excluding certain items, was $23.1 million, or $0.42 per diluted common share, as compared to $19.4 million, or $0.40 per diluted common share, for the fourth quarter of 2017. For the full year 2018, FFO attributable to common stockholders, excluding certain items, was $82.1 million, or $1.61 per diluted common share, as compared to $75.1 million, or $1.57 per diluted common share, for 2017.

Property Results
Our occupancy at December 31, 2018, was 90.3%, reflecting an increase of 20 basis points from September 30, 2018.
We leased 143,000 square feet during the fourth quarter of 2018, which included 127,000 square feet of renewals, 3,000 square feet of expansions, and 13,000 square feet of new leasing.

During the fourth quarter of 2018, we recognized $3.5 million of business interruption and other insurance proceeds as a result of Hurricane Harvey, which included $2.4 million that was previously expected to be recognized in 2019.

Real Estate Activity
Plaza at MetroCenter, a 361,000 square foot office property located in Nashville, Tennessee, was sold on October 31, 2018, for a contract purchase price of $51.3 million.
Domain 11 and Third + Shoal began operations during the fourth quarter of 2018. Domain 11 and Third + Shoal are both located in Austin, Texas. Domain 11 is approximately 98% leased, and Third + Shoal is approximately 100% leased.
Development on Domain 10 commenced in October 2018. Domain 10 will contain 300,000 rentable square feet and is located in Austin, Texas, adjacent to our other Domain properties. Domain 10 was approximately 48% leased as of December 31, 2018, and increased to approximately 60% leased subsequent to December 31, 2018.

Capital Markets Activity
On November 2, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2018, that was paid on December 27, 2018.

During the three months ended December 31, 2018, we issued 130,172 shares of common stock under our at-the-market equity offering programs, for proceeds of $3.0 million, net of commissions and issuance costs, resulting in total net proceeds from equity offerings for the year of $137.9 million.

Subsequent Events
On January 31, 2019, we sold One & Two Eldridge Place and Three Eldridge Place (collectively, the “Eldridge Properties”), which are located in Houston, Texas, and contain 824,000 combined rentable square feet. In addition to the contract sales price of $78.4 million, we expect to receive additional insurance proceeds related to the loss, damage, and destruction suffered because of Hurricane Harvey and its aftermath, including a claim for the loss in value attributable to the storm. However, the ultimate timing and amounts to be collected for the remaining claims are currently undetermined.

On February 6, 2019, our board of directors authorized a distribution of $0.18 per share of common stock for the first quarter of 2019, which will be paid on March 29, 2019.

2019 Outlook
We have issued our 2019 outlook to reflect management’s view of current and future market conditions, including assumptions such as acquisition and disposition activity, rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, and interest rates.

Our 2019 outlook and assumptions are as follows:

2019 Outlook
Projected net income (loss) per diluted common share	$(0.35) - $(0.27)
Adjustments:
Real estate depreciation and amortization	$1.75
Impairment of depreciable real estate assets	$0.01
Noncontrolling interest	$(0.01)
Projected Nareit FFO per diluted common share	$1.40 - $1.48

Projected FFO, excluding certain items, per diluted common share	$1.40 - $1.48

Assumptions used in 2019 outlook above:
Dispositions	$78mm - $225mm
Strategic acquisitions	$0mm - $200mm
Same store cash NOI growth	2.5% - 3.5%
Same store NOI growth	0.5% - 1.5%
Straight line rent and lease incentive revenue	$15.0mm - $16.5mm
Above- and below-market rent amortization	$4.5mm - $5.5mm
General & administrative expenses, excluding certain items	$20.5mm - $21.5mm
Year-end occupancy	90.5% - 92.5%
Weighted average common shares outstanding - diluted	54.7mm

Supplemental Information
A copy of our Supplemental Information regarding our financial results and operations for the quarter ended December 31, 2018, is available on our Investor Relations website at www.tierreit.com/ir, or by contacting our Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held on Tuesday, February 12, 2019, at 11:00 a.m. Eastern time/10:00 a.m. Central time to discuss matters pertaining to this release. Callers in the U.S. or Canada may join the conference call by dialing 877.407.0789.
A live, listen-only webcast and subsequent replay will also be available on our Investor Relations website at www.tierreit.com/ir.
About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. Our vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire, develop, and sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,”

“opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project,” "begin," "potential" and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Real estate
Land	$154,422	$139,951
Land held for development	36,830	45,059
Buildings and improvements, net	1,132,428	1,061,418
Real estate under development	41,404	29,525
Total real estate	1,365,084	1,275,953
Cash and cash equivalents	30,741	13,800
Restricted cash	6,141	8,510
Accounts receivable, net	67,335	81,129
Prepaid expenses and other assets	11,376	28,112
Investments in unconsolidated entities	32,746	31,852
Deferred financing fees, net	2,756	1,387
Lease intangibles, net	101,372	87,047
Assets associated with real estate held for sale	—	53,348
Total assets	$1,617,551	$1,581,138
Liabilities and equity
Liabilities
Notes payable, net	$714,755	$794,538
Accounts payable and accrued liabilities	91,548	81,166
Acquired below-market leases, net	22,651	17,942
Other liabilities	11,116	7,567
Obligations associated with real estate held for sale	—	2,354
Total liabilities	840,070	903,567
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 53,839,766 and 47,623,324 shares issued and outstanding at December 31, 2018 and 2017, respectively	5	5
Additional paid-in capital	2,749,106	2,609,540
Cumulative distributions and net loss attributable to common stockholders	(1,977,969)	(1,936,960)
Accumulated other comprehensive income	3,409	4,218
Stockholders’ equity	774,551	676,803
Noncontrolling interests	2,930	768
Total equity	777,481	677,571
Total liabilities and equity	$1,617,551	$1,581,138

TIER REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Rental revenue	$55,552	$54,626	$218,517	$216,461
Expenses
Property operating expenses	12,862	14,131	51,674	55,921
Real estate taxes	8,625	8,512	35,682	34,264
Property management fees	76	51	338	232
Interest expense	5,752	8,155	29,371	33,576
Asset impairment losses	38,146	5,250	41,564	5,250
General and administrative	5,777	4,956	21,785	21,446
Depreciation and amortization	24,452	23,788	101,036	94,754
Total expenses	95,690	64,843	281,450	245,443
Interest and other income	140	88	784	1,359
Loss on early extinguishment of debt	—	—	(8,988)	(545)
Gain on troubled debt restructuring	—	—	31,006	—
Gain on sale of assets	14,904	384	26,828	92,396
Hurricane-related loss	(3,000)	—	(3,000)	—
Income (loss) before income taxes, equity in operations of investments, and gain on remeasurement of investment in unconsolidated entities	(28,094)	(9,745)	(16,303)	64,228
Provision for income taxes	(197)	(171)	(834)	(468)
Equity in operations of investments	431	32	718	6,399
Gain on remeasurement of investment in unconsolidated entities	—	—	11,090	14,168
Net income (loss)	(27,860)	(9,884)	(5,329)	84,327
Noncontrolling interests	81	9	308	(41)
Net income (loss) attributable to common stockholders	$(27,779)	$(9,875)	$(5,021)	$84,286
Weighted average common shares outstanding - basic	53,621,536	47,553,564	50,233,663	47,537,758
Weighted average common shares outstanding - diluted	53,621,536	47,553,564	50,233,663	47,882,642

Basic net income (loss) per common share	$(0.52)	$(0.21)	$(0.10)	$1.76
Diluted net income (loss) per common share	$(0.52)	$(0.21)	$(0.10)	$1.75

Comprehensive income (loss):
Net income (loss)	$(27,860)	$(9,884)	$(5,329)	$84,327
Other comprehensive income (loss): unrealized gain (loss) on interest rate derivatives	(11,857)	3,963	(1,634)	5,262
Comprehensive income (loss)	(39,717)	(5,921)	(6,963)	89,589
Comprehensive (income) loss attributable to noncontrolling interests	75	4	308	(43)
Comprehensive income (loss) attributable to common stockholders	$(39,642)	$(5,917)	$(6,655)	$89,546

Calculations of FFO and FFO, Excluding Certain Items
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss)	$(27,860)	$(9,884)	$(5,329)	$84,327
Noncontrolling interests	81	9	308	(41)
Net income (loss) attributable to common stockholders	(27,779)	(9,875)	(5,021)	84,286
Adjustments:
Real estate depreciation and amortization from consolidated properties	24,390	23,655	100,671	94,296
Real estate depreciation and amortization from unconsolidated properties	356	391	747	1,377
Real estate depreciation and amortization - noncontrolling interests	(963)	—	(2,722)	—
Impairment of depreciable real estate	38,146	5,250	41,564	5,250
Gain on sale of depreciable real estate	(14,904)	(384)	(26,828)	(99,109)
Gain on remeasurement of investment in unconsolidated entities	—	—	(11,090)	(14,168)
Noncontrolling interests	809	(17)	2,105	6
FFO attributable to common stockholders	20,055	19,020	99,426	71,938

Adjustments:
Severance charges	—	—	127	451
Interest rate hedge ineffectiveness income (1)	—	(262)	—	(253)
Loss on early extinguishment of debt	—	—	8,988	545
Gain on troubled debt restructuring	—	—	(31,006)	—
Hurricane-related loss	3,000	—	3,000	—
Default interest (2)	—	616	1,599	2,443
Noncontrolling interests	(1)	—	5	(2)
FFO attributable to common stockholders, excluding certain items	$23,054	$19,374	$82,139	$75,122
Weighted average common shares outstanding - basic	53,622	47,554	50,234	47,538
Weighted average common shares outstanding - diluted	54,536	48,207	51,125	47,883
Net income (loss) per common share - diluted	$(0.52)	$(0.21)	$(0.10)	$1.75
FFO per common share - diluted	$0.37	$0.39	$1.94	$1.50
FFO, excluding certain items, per common share - diluted	$0.42	$0.40	$1.61	$1.57
______________________

We provided rent abatements and concessions to tenants at the Eldridge Properties as a result of Hurricane Harvey through the second quarter of 2018. The rent abatements and concessions were offset by business interruption and other insurance proceeds, net of a deductible and estimated saved expenses as detailed below:

Rent abatements	$—	$(5,116)	$(4,683)	$(7,037)
Business interruption and other insurance proceeds, net	$3,462	$6,221	$7,876	$6,221

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness income. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness income.

(2)
We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the associated lender in August 2018.

Same Store NOI and Same Store Cash NOI
(in thousands, except property count and percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Same Store Revenue:
Rental revenue (1)	$48,426	$45,828	$173,979	$166,129
Less: Lease termination fees	(135)	(254)	(1,121)	(461)
	48,291	45,574	172,858	165,668

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	11,464	10,525	42,673	39,537
Real estate taxes	7,483	7,629	28,629	28,876
Property management fees	25	25	101	91
Property expenses	18,972	18,179	71,403	68,504
Same Store NOI - consolidated properties	29,319	27,395	101,455	97,164
Same Store NOI - unconsolidated properties (at ownership %)	1,330	794	—	—
Same Store NOI	$30,649	$28,189	$101,455	$97,164

Increase in Same Store NOI	8.7%		4.4%

Same Store NOI - consolidated properties	$29,319	$27,395	$101,455	$97,164
Less:
Straight-line rent revenue adjustment	(484)	(754)	(158)	(5,149)
Above- and below-market rent amortization	(1,117)	(1,121)	(3,817)	(3,883)
Same Store Cash NOI - consolidated properties	27,718	25,520	97,480	88,132
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,023	44	—	—
Same Store Cash NOI	$28,741	$25,564	$97,480	$88,132

Increase in Same Store Cash NOI	12.4%		10.6%

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI
Net income (loss)	$(27,860)	$(9,884)	$(5,329)	$84,327
Adjustments:
Interest expense	5,752	8,155	29,371	33,576
Asset impairment losses	38,146	5,250	41,564	5,250
Tenant improvement demolition costs	26	25	195	267
General and administrative	5,777	4,956	21,785	21,446
Depreciation and amortization	24,452	23,788	101,036	94,754
Interest and other income	(140)	(88)	(784)	(1,359)
Loss on early extinguishment of debt	—	—	8,988	545
Gain on troubled debt restructuring	—	—	(31,006)	—
Gain on sale of assets	(14,904)	(384)	(26,828)	(92,396)
Hurricane-related loss	3,000	—	3,000	—
Provision for income taxes	197	171	834	468
Equity in operations of investments	(431)	(32)	(718)	(6,399)
Gain on remeasurement of investment in unconsolidated entities	—	—	(11,090)	(14,168)
Net operating income of non-same store properties	(4,561)	(4,308)	(28,442)	(28,686)
Lease termination fees	(135)	(254)	(1,121)	(461)
Same Store NOI of unconsolidated properties (at ownership %)	1,330	794	—	—
Same Store NOI	30,649	28,189	101,455	97,164
Straight-line rent revenue adjustment	(484)	(754)	(158)	(5,149)
Above- and below-market rent amortization	(1,117)	(1,121)	(3,817)	(3,883)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(307)	(750)	—	—
Same Store Cash NOI	$28,741	$25,564	$97,480	$88,132

Operating properties	16		14
Rentable square feet (% owned)	5,911		5,446
______________
Our Domain 8 property is reflected as unconsolidated and at the prior year ownership percentage of 50% for the comparable periods presented above. Domain 8 became operational in the third quarter of 2017 and we acquired full ownership on March 30, 2018.

(1)
We provided rent abatements and concessions to tenants at the Eldridge Properties as a result of Hurricane Harvey through the second quarter of 2018. These rent abatements and concessions were offset by business interruption and other insurance proceeds recognized, net of a deductible and estimated saved expenses. The timing difference between rent abatements and concessions provided and business interruption and other insurance proceeds recognized for the Eldridge Properties was a significant driver to the increase in Same Store NOI and Same Store Cash NOI in 2018 as compared to 2017. Excluding the Eldridge Properties, the increase to Same Store NOI would have been approximately 1.4%, and the increase to Same Store Cash NOI would have been approximately 4.1% for the three months ended December 31, 2018, as compared to the same period in 2017. Excluding the Eldridge Properties, the increase to Same Store NOI would have been approximately 1.7%, and the increase to Same Store Cash NOI would have been approximately 8.7% for the year ended December 31, 2018, as compared to the year ended December 31, 2017.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (Nareit), which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities that resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.